As of December 31, 2016, the following persons or entities own more than 25% of a funds voting security.

Person/Entity

AZL BlackRock Global Allocation Fund
AZL MVP BlackRock Global Allocation Plus Fund	100.00%

AZL DFA 5 Year Global Fixed Income Fund
AZL DFA Multi-Strategy Fund         		95.77%

AZL DFA Emerging Markets Core Equity Fund
AZL DFA Multi-Strategy Fund         		95.37%

AZL DFA International Core Equity Fund
AZL DFA Multi-Strategy Fund         		32.79%
AZL MVP Fusion Dynamic Moderate Fund         	47.27%

AZL DFA U.S. Core Equity Fund
AZL DFA Multi-Strategy Fund         		79.50%

AZL DFA U.S. Small Cap Fund
AZL DFA Multi-Strategy Fund         		62.82%

AZL Emerging Markets Index Fund
Allianz Life Insurance Company of North America 43.60%
AZL MVP Fusion Dynamic Moderate Fund		33.81%

AZL Enhanced Bond Index Fund
AZL MVP Growth Index Strategy Fund	 	25.79%

AZL Gateway Fund
Allianz Life Insurance Company of North America 46.16%
AZL MVP Fusion Dynamic Moderate Fund		33.49%

AZL Global Equity Index Fund
AZL MVP BlackRock Global Allocation Plus Fund	98.26%

AZL Government Money Market Fund
Allianz Life Insurance Company of North America 92.76%

AZL International Index Fund
Allianz Life Insurance Company of North America 31.04%

AZL MetWest Total Return Bond Fund
AZL MVP Fusion Dynamic Balanced Fund		30.25%
AZL MVP Fusion Dynamic Moderate Fund		52.87%

AZL Mid Cap Index Fund
Allianz Life Insurance Company of North America 45.44%

AZL Moderate Index Strategy Fund
Allianz Life Insurance Company of North America 94.24%

AZL Morgan Stanley Global Real Estate Fund
Allianz Life Insurance Company of North America 78.36%

AZL Pyramis Multi-Strategy Fund
Allianz Life Insurance Company of North America 53.91%
AZL MVP Pyramis Multi-Strategy Fund		41.50%


AZL Pyramis Total Bond Fund
Allianz Life Insurance Company of North America 35.76%
AZL MVP Fusion Dynamic Moderate Fund		31.67%

AZL Russell 1000 Growth Fund
Allianz Life Insurance Company of North America 55.23%
AZL MVP Fusion Dynamic Moderate Fund		25.67%

AZL Russell 1000 Value Fund
Allianz Life Insurance Company of North America 46.48%

AZL S&P 500 Index Fund
Allianz Life Insurance Company of North America 33.50%
AZL MVP Growth Index Strategy Fund		30.91%

AZL Small Cap Stock Index Fund
Allianz Life Insurance Company of North America 60.86%

AZL T Rowe Price Capital Appreciation Fund
Allianz Life Insurance Company of North America 52.67%
AZL MVP T Rowe Capital Appreciation Plus Fund	44.91%